Exhibit 99.1

Concur Exceeds Expectations For Fourth Quarter and Fiscal Year 2010

Company’s strong annual revenue growth rate drives continued industry-leading innovation

REDMOND, Wash., Nov. 10 — Concur (Nasdaq: CNQR), a leading provider of integrated travel and expense management services, today reported financial results for its fourth fiscal quarter ended September 30, 2010.

Concur reported total revenue for the fourth quarter of fiscal 2010 of $77.5 million. Total revenue for the quarter was up 20% from the year-ago quarter and up 3% from the prior quarter. Fiscal 2010 fourth quarter net income was $3.5 million, or $0.06 per share, exceeding company expectations. This compares to net income of $5.9 million, or $0.11 per share, in the year-ago quarter.

“Concur’s strong fourth quarter performance and annual revenue growth rate positions us well as we head into fiscal 2011,” said Steve Singh, chairman and CEO of Concur. “We continue to set the pace in our industry – taking advantage of the opportunities to further increase our market-leading position, which include: growing our customer base in the markets we currently serve; expanding our client base into new business sectors and geographies; optimizing and driving greater efficiency into the corporate travel supply chain by enabling the ecosystem of customers, partners and suppliers to work together through our Concur Connect platform; and delivering market-leading travel, expense and mobile service innovations globally. We are committed to investing aggressively against each of these long-term growth opportunities and driving compelling value for our long-term shareholders.”

Singh continued, “We executed exceptionally well across the business in the fourth quarter of fiscal 2010, resulting in revenue, earnings and cash flow coming in ahead of our expectations. Driven largely by accelerated implementations, our 20% year-over-year revenue growth in the fourth quarter was particularly satisfying, as it is on top of the 13% year-over-year revenue growth for the same quarter last year, when macro-economic circumstances were especially challenging. Our core market opportunity and the expansion opportunities in which we are investing afford us the opportunity to continue to grow our business substantively over the next decade, as we work to drive compelling value into the corporate travel ecosystem.”

Financial Highlights

•	Total revenue was $77.5 million for the fourth quarter of fiscal 2010, up 20% compared to the year-ago quarter, and up 3% sequentially.

•	Total revenue was $292.9 million for fiscal 2010, up 18% year-over-year.

•	Net income was $3.5 million, or $0.06 per share, for the fourth quarter of fiscal 2010, compared to $5.9 million, or $0.11 per share, for the year-ago quarter.

•	Net income was $20.6 million, or $0.39 per share, for fiscal 2010, compared to $25.7 million, or $0.50 per share, for fiscal 2009.

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Non-GAAP pretax income was $16.1 million, or $0.30 per share, for the fourth quarter of fiscal 2010, compared to $15.0 million, or $0.29 per share, for the year-ago quarter. Non-GAAP net income was $10.2 million, or $0.19 per share, for the fourth quarter of fiscal 2010, compared to $9.6 million, or $0.18 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

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Non-GAAP pretax income was $64.1 million, or $1.21 per share, for fiscal 2010, compared to $58.9 million, or $1.14 per share, for fiscal 2009. Non-GAAP net income was $40.4 million, or $0.76 per share, for fiscal 2010, compared to $37.5 million, or $0.72 per share, for fiscal 2009.

•	Non-GAAP operating margin was 23% for the fourth quarter of fiscal 2010, compared to 23% for the year-ago quarter.

•	Non-GAAP operating margin was 23% for fiscal 2010, compared to 23% for fiscal 2009.

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Cash flows from operations were $23.1 million for the fourth quarter of fiscal 2010, up 13% from the year-ago quarter. Cash flows from operations were $80.3 million year-to-date for fiscal 2010, up 22% compared to the same period of last year.

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American Express exercised a warrant to acquire 1.28 million shares of common stock of Concur, which increased its ownership of Concur common stock to approximately 15%. This exercise yielded proceeds to Concur of approximately $50 million.

Recent Business Highlights

•	Concur released the results of a commissioned Forrester Consulting study revealing that Concur’s travel and expense management solution delivers an ROI of 242% over a three-year period.

•	Concur ranked 37th on the Forbes Magazine list of America’s Best Small Companies In 2010.

•	Concur announced the continued expansion of the Concur® Connect ecosystem, with several new partnerships including:

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Marriott – Concur announced that clients can now automatically receive detailed folio data from participating Marriott hotels. The new service enables folios and e-receipts to be downloaded directly into the traveler’s expense report.

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Amtrak – Concur announced that clients now have direct access to book travel on any Amtrak route nationwide – from the web or their mobile device – enabling travelers to view, hold, reserve and purchase Amtrak rail travel – and compare rail and air travel options – all on one screen.

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OAG – Concur announced that it extended its partnership with OAG, the global leader in aviation intelligence, for real-time flight status information in Concur’s smartphone application, Concur Travel & Expense, and Concur Cliqbook Travel.

•	Concur and Amadeus announced the availability of Amadeus eTravel Management (AeTM) integrated with Concur’s expense solution.

•	Concur participated in the NBTA Convention in Houston, announcing and unveiling:

•	A strategy for extending its integrated travel and expense management platform for developers and travel partners.

•	Strategic distribution agreements enabling leading Travel Management Companies (TMCs) to offer Concur’s mobile solutions to their business travelers.

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The next generation of mobile travel and expense management, featuring new travel and expense functionality, integrated third-party mobile applications, and support for Android™ phones and Apple iPad, in addition to already supporting the Blackberry® and iPhone.

•	New usability enhancements, integration with social media tools and new mobile capabilities to make it easier for business travelers to manage their travel and expenses.

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Concur – in partnership with NBTA – released updated findings of an annual study revealing the discriminatory travel taxes and fees enacted by local taxing authorities on business travel-related services.

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Concur announced survey results revealing the expense reporting habits of small businesses, in conjunction with kicking off its “Expense Tracking, Not Stacking Tour,” to address the very pain points small businesses noted in the survey.

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Concur was once again selected to Deloitte’s 2010 Technology Fast 500™, an annual ranking of the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

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Concur expects revenue for the first quarter of fiscal 2011 to grow 17% year-over-year from the first quarter of fiscal 2010, and expects fiscal 2011 revenue growth rate to be above fiscal 2010 revenue growth rate.

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For the first quarter of fiscal 2011, Concur expects net income per share to be $0.05, non-GAAP pre-tax income per share to be $0.28, and non-GAAP net income per share to be $0.18. Non-GAAP pre-tax income for the quarter is expected to include approximately $2.1 million or $0.04 per share of interest expense and fees related to the 2.5% senior convertible notes. Net income per share is expected to include an additional $2.5 million or $0.05 per share ($1.5 million or $0.03 per share including the impact of income taxes) of non-cash accretion of discount on our recently issued senior convertible notes. All of the above assumes an estimated effective tax rate of 37.5% for the year as a whole.

•	Concur expects fiscal 2011 non-GAAP operating margin to be 23% or more for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2011 to be between $88 million and $92 million, and capital expenditures to be between $25 million and $27 million.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners. iPhone and iPad are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our offering of convertible senior notes this past year.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Fricke, Weber Shandwick for Concur, 425-452-5468, sfricke@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2010	2009	2010	2009
Revenues	$77,489	$64,815	$292,936	$247,596

Expenses (1):
Cost of operations	21,136	18,580	81,941	72,928
Sales and marketing	27,653	20,129	95,990	73,459
Systems development and programming	7,172	7,094	27,997	25,295
General and administrative	10,594	7,886	38,811	30,300
Amortization of intangible assets	1,729	1,772	7,224	6,396

Total expenses	68,284	55,461	251,963	208,378

Operating income	9,205	9,354	40,973	39,218

Other income (expense):
Interest income	791	309	2,017	2,149
Interest expense	(4,519)	(108)	(9,297)	(481)
Other, net	(125)	(206)	(1,049)	(598)

Total other (expense) income, net	(3,853)	(5)	(8,329)	1,070

Income before income tax	5,352	9,349	32,644	40,288

Income tax expense	1,883	3,473	12,063	14,611

Net income	$3,469	$5,876	$20,581	$25,677

Net income per share available to common stockholders:
Basic	$0.07	$0.12	$0.41	$0.53
Diluted	0.06	0.11	0.39	0.50

Weighted average shares used in computing net income per share:
Basic	51,909	48,787	50,141	48,652
Diluted	54,256	52,247	53,090	51,740
(1) Includes share-based compensation as follows:
Cost of operations	$669	$568	$2,442	$1,829
Sales and marketing	3,363	1,908	9,772	5,517
Systems development and programming	884	528	2,597	1,815
General and administrative	1,716	906	4,796	3,011

Total share-based compensation	$6,632	$3,910	$19,607	$12,172

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2010	September 30, 2009
Assets
Current assets:
Cash and cash equivalents	$329,098	$119,185
Short-term investments	301,597	143,549
Restricted cash	2,535	3,599
Accounts receivable, net of allowance of $2,374 and $3,680	52,340	46,638
Deferred tax assets	18,810	24,570
Deferred costs and other assets	26,671	18,142

Total current assets	731,051	355,683
Non-current assets:
Property and equipment, net	36,229	33,999
Investments	6,045	4,045
Deferred costs and other assets	25,441	19,964
Intangible assets, net	36,398	44,383
Deferred tax assets	13,601	19,695
Goodwill	194,989	193,116

Total assets	$1,043,754	$670,885

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,413	$3,638
Customer funding liabilities	66,985	56,424
Accrued compensation	20,944	17,508
Acquisition-related liabilities	—	902
Other accrued expenses and liabilities	14,390	11,668
Deferred revenues	44,358	34,955

Total current liabilities	152,090	125,095
Non-current liabilities:
Senior convertible notes, net	228,128	—
Deferred rent and other long-term liabilities	1,149	1,800
Deferred revenues	15,453	14,083
Tax liabilities	8,151	8,577

Total liabilities	404,971	149,555

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	52	49
Authorized shares: 195,000
Shares issued and outstanding: 52,379 and 48,988
Additional paid-in capital	739,772	640,911
Accumulated deficit	(98,570)	(119,151)
Accumulated other comprehensive loss	(2,471)	(479)

Total stockholders’ equity	638,783	521,330

Total liabilities and stockholders’ equity	$1,043,754	$670,885

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2010	2009	2010	2009
Operating activities:
Net income	$3,469	$5,876	$20,581	$25,677
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,729	1,772	7,224	6,396
Depreciation	4,294	4,065	16,818	16,348
Accretion of discount and issuance costs on notes	2,713	—	5,233	—
Net change in sales allowances	(416)	(486)	(1,309)	(1,862)
Share-based compensation	6,632	3,910	19,607	12,172
Deferred income taxes	2,142	3,956	11,076	13,485
Excess tax benefits from share-based compensation	(48)	—	(274)	—
Changes in operating assets and liabilities:
Accounts receivable	(176)	(1,258)	(4,804)	403
Deferred costs and other assets	(3,594)	(3,652)	(10,087)	(7,880)
Accounts payable	1,501	(170)	1,849	(1,021)
Accrued liabilities	3,750	5,473	3,453	(2,375)
Deferred revenues	1,111	915	10,895	4,629

Net cash provided by operating activities	23,107	20,401	80,262	65,972

Investing activities:
Purchases of investments	(70,288)	(39,832)	(438,924)	(167,414)
Maturities of investments	73,775	24,000	281,513	24,000
Increase in customer funding liabilities, net of changes in restricted cash	8,457	12,528	11,588	33,383
Investment in unconsolidated affiliate	—	—	(2,000)	(4,045)
Purchases of property and equipment	(5,846)	(2,903)	(18,596)	(17,251)
Payments for acquisitions, net of cash acquired	(70)	(24,731)	(3,623)	(26,595)

Net cash provided by (used) in investing activities	6,028	(30,938)	(170,042)	(157,922)

Financing activities:
Proceeds from borrowings on senior convertible notes	34	—	245,153	—
Proceeds from warrant	49,716	—	49,716	—
Payments for issuance of common stock, net	—	—	—	(2,829)
Net proceeds from share-based equity award activity	1,744	367	4,129	2,556
Proceeds from employee stock purchase plan activity	340	286	1,401	1,175
Payments on repurchase of common stock	—	—	—	(54,773)
Excess tax benefits from share-based compensation	48	—	274	—
Repayments of debt and capital leases	(292)	(265)	(1,129)	(1,366)

Net cash provided by (used in) financing activities	51,590	388	299,544	(55,237)

Effect of foreign currency exchange rate changes on cash and cash equivalents	398	379	149	(1,353)

Net increase (decrease) in cash and cash equivalents	81,123	(9,770)	209,913	(148,540)
Cash and cash equivalents at beginning of period	247,975	128,955	119,185	267,725

Cash and cash equivalents at end of period	$329,098	$119,185	$329,098	$119,185

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2010	2009	2010	2009
Operating income:
Operating income	$9,205	$9,354	$40,973	$39,218
Income from operations as a % of total revenue (Operating Margin)	12%	14%	14%	16%
Add back:
Share-based compensation	6,632	3,910	19,607	12,172
Amortization of intangible assets	1,729	1,772	7,224	6,396

Non-GAAP operating income	$17,566	$15,036	$67,804	$57,786

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	23%	23%	23%	23%

Net income:
Net income	$3,469	$5,876	$20,581	$25,677
Add back:
Share-based compensation	6,632	3,910	19,607	12,172
Amortization of intangible assets	1,729	1,772	7,224	6,396
Accretion of discount on senior convertible notes	2,418	—	4,662	—
Income tax expense	1,883	3,473	12,063	14,611

Non-GAAP pre-tax income	16,131	15,031	64,137	58,856
Income tax expense (1)	5,960	5,452	23,699	21,347

Non-GAAP net income	$10,171	$9,579	$40,438	$37,509

Diluted net income per share:
Diluted net income per share	$0.06	$0.11	$0.39	$0.50
Add back:
Share-based compensation	0.12	0.08	0.37	0.24
Amortization of intangible assets	0.03	0.03	0.14	0.12
Accretion of discount on senior convertible notes	0.05	—	0.09	—
Income tax expense	0.04	0.07	0.22	0.28

Non-GAAP diluted pre-tax income per share	0.30	0.29	1.21	1.14
Income tax expense (1)	0.11	0.11	0.45	0.42

Non-GAAP diluted net income per share	$0.19	$0.18	$0.76	$0.72

Shares used in calculation of diluted non-GAAP income per share:	54,256	52,247	53,090	51,740
(1) The effective tax rate used for the period:	36.95%	36.27%	36.95%	36.27%

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Accretion of discount on senior convertible notes. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense. Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share.